EXHIBIT 5

HART & HART, LLC
ATTORNEYS AT LAW
1624 Washington Street
Denver, CO  80203
William T. Hart, P.C.	________	Email: harttrinen@aol.com
Will Hart	(303) 839-0061	Facsimile: (303) 839-5414

October 21, 2014

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182

This letter will  constitute  our opinion  upon the legality of the sale by CEL-SCI  Corporation,  a Colorado corporation  (“CEL-SCI”),  of up to 7,894,737 shares of common stock, warrants to purchase up to 1,973,684 shares of CEL-SCI's  common  stock,  as well as shares  issuable  upon the exercise of the warrants,  all as referred to in the Registration Statement on Form S-3 (File No. 333-196243) (the “Registration Statement”) filed with the Securities and Exchange Commission declared effective by the Securities and Exchange Commission (the “Commission”) on July 8, 2014, the prospectus included therein (the “Prospectus”) and the prospectus supplement, dated October 21, 2014 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.  The Prospectus Supplement pertains to an underwritten offering (the “Offering”) pursuant to the Underwriting Agreement dated October 21, 2014 between the Company and the underwriters named therein (the “Underwriting Agreement”).

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

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the 7,894,737  shares of common stock  mentioned above, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, and in accordance with the terms and conditions of the Underwriting Agreement, have been legally  issued and these shares  represent  fully paid and non-assessable shares of CEL-SCI's common stock;

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the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, and in accordance with the terms and conditions of the Underwriting Agreement, have been legally issued, are fully paid and non-assessable and are the binding obligations of CEL-SCI in  accordance  with the terms thereof; and

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the shares of common stock issuable upon the exercise of the  warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, will be legally issued and will represent fully paid and non-assessable  shares of CEL-SCI's common stock.

Very truly yours,

HART & HART

/s/ William T. Hart

William T. Hart